Exhibit 1.1

First Seacoast Bancorp

(a Federal corporation)

Up to 2,327,600 Shares

(Subject to Increase to 2,676,740 Shares)

COMMON STOCK

(Par Value $0.01 per Share)

Subscription Price $10.00 per Share

AGENCY AGREEMENT

May 14, 2019

Keefe, Bruyette & Woods, Inc.

70 West Madison Street

Suite 2401

Chicago, Illinois 60602

Ladies and Gentlemen:

First Seacoast Bancorp, a federal corporation in organization (the “Company”), First Seacoast Bancorp, MHC, a federal mutual holding company in organization (the “MHC”), and Federal Savings Bank, a federal mutual savings bank (the “Bank”) (collectively, the “Federal Savings Bank Parties”), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. (“KBW” or the “Agent”), as follows:

Section 1.    The Offering. The Bank, in accordance with the Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan, dated as of February 28, 2019 (the “Plan”), adopted by the Board of Directors of the Bank, intends to convert from mutual to stock form and to reorganize into a mutual holding company structure as a wholly-owned subsidiary of the Company, which in turn will be a majority-owned subsidiary of the MHC (the “Reorganization”) in compliance with the regulations (the “MHC Regulations”) of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). All capitalized terms used in this Agency Agreement (this “Agreement”) and not defined in this Agreement shall have the meanings set forth in the Plan. In connection with the Reorganization, the Company will offer shares of its common stock, $0.01 par value per share (the “Common Stock”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with $50.00 or more on deposit as of the close of business on December 31, 2017 (“Eligible Account Holders”), (2) tax-qualified employee plans of the Bank (“Tax-Qualified Employee Plan”), (3) depositors of the Bank with $50.00 or more on deposit as of the close of business on March 31, 2019 (“Supplemental Eligible Account Holders”) and (4) any person who is a Member of the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder, Tax-Qualified Employee Plan or Supplemental Eligible Account Holder (“Other Members”).

If any Shares (as hereinafter defined) remain available for sale after the Subscription Offering, the Company may offer them for sale in a community offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered (the “Community Offering”) with a preference to natural persons residing in the New Hampshire counties of Rockingham and Strafford. In the event a Community Offering is held, it may be held at any time during or promptly after the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may, at the request of the Company, be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) as described in Section 4(a)(iii) below. Pursuant to the Plan, the Company is offering a minimum of 1,720,400 shares and a maximum of 2,327,600 shares (subject to an increase up to 2,676,740 shares) of Common Stock (the “Shares”) in the Subscription Offering, and, if necessary, in the Community Offering and/or the Syndicated Community Offering (collectively, the “Offering”). The Company will sell the Shares in the Offering at $10.00 per share. If the number of Shares offered is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, as applicable.

In addition, as part of the Reorganization, the Company will contribute in accordance with the Plan, subject to compliance with certain conditions as may be imposed by regulatory authorities, a number of shares of Common Stock to the First Seacoast Community Foundation (such shares hereinafter being referred to as the “Foundation Shares”) equal to approximately 1.0% of the issued and outstanding shares of Common Stock (taking into account the shares of Common Stock issued to the MHC in the Reorganization), plus cash in the amount of $150,000. The Shares offered for sale in the Offering and the Foundation Shares contributed to the Foundation will in the aggregate represent a minority ownership interest of 45.0% of the Company’s outstanding shares of Common Stock upon completion of the Reorganization in accordance with the Plan. As a result of the sale of the Shares and the contribution of the Foundation Shares under the Plan, the MHC will own 55.0% of the Company’s outstanding shares of Common Stock upon completion of the Reorganization in accordance with the Plan.

As a mutual savings bank, the Bank has no stockholders and all voting rights are held by its members. Pursuant to the terms of the Plan, upon completion of the Reorganization and the Offering, all of the assets, except for $100,000 in cash, and liabilities of the Bank will be transferred to and assumed by a newly formed federal stock savings bank subsidiary of the Company, operating under the name “First Seacoast Bank” (the “Stock Bank”), and the Company will be a majority-owned subsidiary of the MHC. As a result of the transfer of the assets and liabilities of the Bank to Stock Bank, all property of the Bank, other than $100,000 in cash, including its right, title and interest in and to all property of whatever kind and nature, whether real, personal, or mixed, and things, and choses in action, and every right, privilege, interest and asset of every conceivable value or benefit then existing or pertaining to it, or which would inure to it, immediately by operation of law will vest in the Stock Bank.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) a Registration Statement on Form S-1 (File No. 333-230242) in order to register the Shares and the Foundation Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Reorganization, the Bank filed with the: (i) Federal Reserve, a Combined Notice of Mutual Holding Company Reorganization on Form MHC-1 (the “Form MHC-1”) and an Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company (the “Form MHC-2”), including exhibits and the Prospectus (the Form MHC-1 and the Form MHC-2 are hereafter collectively referred to as the “MHC Notice”); (ii) Office of the Comptroller of the Currency (the “OCC”) pursuant to federal law and the rules and regulations thereof, and specifically 12 C.F.R. § 5.53(c), an Interagency Bank Merger Application and an Interim Bank Charter Application (such applications hereinafter collectively referred to as the “OCC Applications”); and (iii) Federal Deposit Insurance Corporation (the “FDIC”) pursuant to federal law and the rules and the regulations thereof, an Insurance of Accounts Application (the “FDIC Application”), and in each case has filed such amendments thereto and supplementary materials as may have been required to the date hereof, including copies of the Bank’s proxy statement for a special meeting of its Members relating to the Reorganization and the establishment of the Foundation (the “Proxy Statement”), the Prospectus and the Appraisal (as defined below). In addition, in accordance with the rules and regulations of the Federal Reserve regarding acquisition of control of an insured depository institution, as from time to time amended or supplemented, the Company has filed with the Federal Reserve an application on Form H-(e)1 for approval, pursuant to Section 10(e) of the Home Owners’ Loan Act, as amended (“HOLA”), and the regulations promulgated thereunder (the “Control Act Regulations”), for the Company to become a savings and loan holding company with respect to the Bank (the “Holding Company Application”). The MHC Notice, the OCC Applications, the FDIC Application and the Holding Company Application, collectively, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, are hereinafter referred to as the “Applications.”

Section 2.    Retention of Agent. Subject to the terms and conditions herein set forth, the Federal Savings Bank Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Federal Savings Bank Parties with respect to the Company’s sale of the Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Federal Savings Bank Parties as to the matters set forth in (i) the letter agreement, dated November 12, 2018, between the Bank and KBW (the “Engagement Letter”) and (ii) the letter agreement, dated November 12, 2018 and amended on March 29, 2019, regarding Services of Conversion Agent and Data Processing Records

Management Agent, between the Bank and KBW (the “Conversion Agent Engagement Letter”). It is acknowledged by the Federal Savings Bank Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

Except as described in Section 14 of this Agreement, the obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the Federal Savings Bank Parties or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering, unless extended as provided for in the Plan (the “End Date”). All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Federal Savings Bank Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency having jurisdiction over such matters.

In the event the Company is unable to sell a minimum of 1,720,400 Shares by the End Date, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in Section 4(a), Section 10, Section 12, Section 13 and Section 14 hereof.

Section 3.    Sale and Delivery of Shares. If all conditions precedent to the consummation of the Reorganization, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and the Foundation Shares contributed to the Foundation and to release for delivery certificates or book-entry statements for such Shares and the Foundation Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 11 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor and the Foundation Shares shall be made on a date and at a place mutually acceptable to the Federal Savings Bank Parties and the Agent. Certificates for Shares and the Foundation Shares, or alternatively statements of ownership for Shares and the Foundation Shares, shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering and the Foundation Shares are contributed to the Foundation, in accordance with the terms herein, is called the “Closing Date.”

Section 4.    Compensation.

(a)    The Agent shall receive the following compensation for its services hereunder:

(i)    A non-refundable cash fee of $25,000 (the “Management Fee”), payable in two equal installments of $12,500, all of which has been paid. Such fee is deemed to have been earned in full when due.

(ii)    A success fee of $300,000 (the “Success Fee”) upon completion of the Offering.

(iii)    If any of the Shares remain available after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and between the Federal Savings Bank Parties and KBW. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Federal Savings Bank Parties and consistent with the Plan. In the event of a Syndicated Community Offering, KBW will be paid a transaction fee not to exceed 6.0% of the aggregate purchase price of the shares of Common Stock sold in the Syndicated Community Offering. From this fee, KBW will pass on to the Selected Dealers, if any, who assist in such offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers.

(iv)    In connection with the Subscription Offering, if, as a result of any re-solicitation of subscribers undertaken by the Federal Savings Bank Parties, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $25,000.

(v)    A non-refundable cash fee of $30,000 (the “Services Fee”) in connection with KBW’s provision of services as conversion agent and data processing records management agent, pursuant to the Conversion Agent Engagement Letter. The Services Fee shall be payable as follows: (i) $5,000 shall be payable immediately upon adoption of the Plan, all of which has been paid and is non-refundable and deemed earned in full and (ii) all remaining amounts shall be payable immediately upon the completion of the Offering. Any material changes in applicable regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not exceeding $10,000 payable to KBW.

(b)    To the extent required under applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), the payment of compensation by the Federal Savings Bank Parties to KBW pursuant to this Section 4 is subject to FINRA’s review and written non-objection thereof.

(c)    The Federal Savings Bank Parties will reimburse KBW for its reasonable out-of-pocket expenses, not to exceed $25,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no re-solicitation in connection with the Offering. The Federal Savings Bank Parties acknowledge and agree that, in the event unusual circumstances arise or a delay or re-solicitation occurs (including, but not limited to, a delay in the Offerings which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $15,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall reimbursable out-of-pocket expenses, including fees and expenses of counsel, exceed $125,000. The provisions of this paragraph shall not apply to or in any way impair or limit the indemnification or contribution provisions contained herein.

(d)    The Federal Savings Bank Parties will also reimburse KBW for its reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to the Conversion Agent Engagement Letter, regardless of whether the Offering is consummated, provided that such out-of-pocket expenses shall not exceed $7,000. Not later than two days before the closing of the Offering, KBW will provide the Federal Savings Bank Parties with documentation of all reimbursable expenses of KBW to be paid at closing. The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

(e)    Full payment of Agent’s fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the date of a determination by the Bank to terminate or abandon the Plan.

Section 5.    Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Federal Savings Bank Parties. At the closing, the Federal Savings Bank Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Section 4 and Section 10 hereof and the opinions and certificates required hereby, and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares and the contribution to the Foundation as contemplated hereby and pursuant to the terms set forth in the Prospectus.

Section 6.    Representations and Warranties of the Federal Savings Bank Parties.

The Federal Savings Bank Parties jointly and severally represent and warrant to the Agent that:

(a)    Each of the Federal Savings Bank Parties has, or will have as of the Closing Date in the case of the Company, the MHC and the Stock Bank, all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the Federal Savings Bank Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and to contribute the Foundation Shares to the Foundation by the Company and as described in the Prospectus. The consummation of the Reorganization, the execution, delivery and performance of this Agreement, the Engagement Letter and the Conversion Agent Engagement Letter and the consummation of the transactions contemplated herein have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of each of the Federal Savings Bank Parties. This Agreement has been validly executed and delivered by each of the Federal Savings Bank Parties, and is a valid, legal and binding obligation of each of the Federal Savings Bank Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, or the rights of creditors of insured financial institutions and their holding companies, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Section 12 or Section 13 hereof may be unenforceable as against public policy; provided, however, that it is understood by the parties to this Agreement that the MHC, the Company and the Stock Bank are in formation.

(b)    The Registration Statement was declared effective by the Commission on May 14, 2019, no stop order has been issued with respect thereto and no proceedings related thereto have been initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations, and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information (as such terms are defined in Section 12 hereof) authorized by any of the Federal Savings Bank Parties for use in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Federal Savings Bank Parties by the

Agent expressly regarding the Agent or its counsel for use in the Prospectus under the captions “The Reorganization and Offering—Plan of Distribution and Marketing Arrangements” and “—Procedure for Purchasing Shares—Using Retirement Account Funds” or in any Sales Information.

(c)    Any statistical and market related data contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus and the Registration Statement are based on or derived from sources which the Federal Savings Bank Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(d)    No Federal Savings Bank Party has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on any Federal Savings Bank Party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares, except for any Permitted Free Writing Prospectus.

(e)    At the time of filing the Registration Statement and at the date hereof, the Company was not, and is not, an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus (as defined in Rule 433(h) of the 1933 Act Regulations), the Company met the conditions required by Rules 164 and 433 of the 1933 Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 of the 1933 Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Company will file or retain such free writing prospectus as required by Rule 433 of the 1933 Act Regulations.

(f)    The Company has filed the Holding Company Application with the Federal Reserve, and the Holding Company Application is accurate and complete in all material respects. The Company has received written notice from the Federal Reserve of its approval of the Holding Company Application, such approval remains in full force and effect and no order has been issued by the Federal Reserve suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the Federal Reserve, the OCC or the FDIC. To the knowledge of the Federal Savings Bank Parties, no person has sought to obtain review of the final action of the Federal Reserve in approving the Holding Company Application pursuant to applicable statutes or regulations. At the date of such approval and as of the Closing Date, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the HOLA and the Control Act Regulations, except as the Federal Reserve or any other applicable regulator has expressly waived such regulations in writing.

(g)    In connection with the Reorganization, the Bank has filed with the (i) Federal Reserve the MHC Notice, (ii) OCC the OCC Applications, and (iii) FDIC the FDIC Application, and in each case has filed such amendments thereto and supplementary materials as may have been required to the date hereof. The Federal Reserve has approved the MHC Notice, such approval remains in full force and effect and no order has been issued by the Federal Reserve suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the Federal Reserve. The OCC has approved the OCC Applications, such approval remains in full force and effect and no order has been issued by the OCC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the OCC. The FDIC has approved the FDIC Application and such approval remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the FDIC. At the time of the approval of the MHC Notice, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), by the Federal Reserve, the OCC Applications by the OCC and the FDIC Application by the FDIC and at all times subsequent thereto until the Closing Date referred to in Section 3, the Applications, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with MHC Regulations, and applicable federal law and regulations of the OCC and the FDIC except as the Federal Reserve, the OCC, or the FDIC has expressly waived such regulations in writing, and the Applications were accurate and complete in all material respects.

(h)    No order has been issued by the Commission or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the Federal Savings Bank Parties for use in connection with the Offering, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or, to the knowledge of the Federal Savings Bank Parties, threatened.

(i)    Pursuant to the MHC Regulations, the Plan has been adopted by the Board of Directors of the Bank, and the Plan and the contribution to the Foundation is subject to approval by the Members of the Bank; at the Closing Date, the offer and sale of the Shares and the contribution of the Foundation Shares to the Foundation will have been conducted in all material respects in accordance with the Plan, the MHC Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed by the Federal Reserve, the Commission or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization, and in the manner described in the Prospectus.

(j)    Feldman Financial Advisors, Inc., which prepared an independent valuation of the Common Stock of the Company as of February 15, 2019 (as amended or supplemented, if so amended or supplemented) (the “Appraisal”), has advised the Federal Savings Bank Parties in writing that it is independent with respect to each of the Federal Savings

Bank Parties within the meaning of the MHC Regulations, and the Federal Savings Bank Parties believe Feldman Financial Advisors, Inc. to be expert in the valuation and appraisal of savings bank, and the Federal Savings Bank Parties believe that Feldman Financial Advisors, Inc. has prepared the Appraisal information set forth in the Prospectus in accordance with the requirements of the MHC Regulations.

(k)    Baker Newman & Noyes LLC, which certified the audited consolidated financial statements of the Bank filed as part of the Registration Statement and the MHC Notice, has advised the Bank in writing that it is an independent certified public accountant within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC, it is registered with the PCAOB and is, with respect to the Bank and each subsidiary thereof, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

(l)    The consolidated financial statements, and the schedules and notes related thereto, that are included in the Prospectus fairly present in all material respects the consolidated financial condition, results of operations, equity and cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and generally accepted accounting principles in the United States (“GAAP”) (including those requiring the recording of certain assets at their current market value). Such financial statements, and the schedules and notes related thereto, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as noted in the notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OCC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(m)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs or prospects of the Federal Savings Bank Parties, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank’s assets that are classified as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor have the Federal Savings Bank Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Federal Savings Bank Parties that have not been disclosed in the Prospectus; (iv)

there has not been any material adverse change in the aggregate dollar amount of the Bank’s deposits or its consolidated net worth; (v) there has been no material adverse change in the Federal Savings Bank Parties’ relationship with their insurance carriers, including, without limitation, cancellation or other termination of the Federal Savings Bank Parties fidelity bond or any other type of insurance coverage; (vi) there has been no material change in executive management of any of the Federal Savings Bank Parties; (vii) none of the Federal Savings Bank Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Federal Savings Bank Parties is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Federal Savings Bank Parties conform in all material respects to the descriptions thereof contained in the Prospectus; (x) none of the Federal Savings Bank Parties has any material contingent or other liabilities, except as set forth in the Prospectus; and (xi) there has been no dividend or distribution of any kind declared, paid or made by the Federal Savings Bank Parties.

(n)    At the Closing Date, the Company will be a stock corporation duly organized and validly existing as a corporation under the laws of the United States, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and will be qualified to transact business and will be in good standing in New Hampshire and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, business affairs or prospects of the Federal Savings Bank Parties taken as a whole (a “Material Adverse Effect”). On the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations then required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in compliance therewith in all material respects, and the Company will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business. At the Closing Date, the Company will not own equity securities or any equity interest in any business enterprise other than the Bank.

(o)    The Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)    The books, records and accounts and systems of internal accounting control of the Bank comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. As of the Closing Date, the Company will establish and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms under the 1934 Act. To the knowledge of the Bank, Baker Newman & Noyes LLC and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Bank’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Bank’s internal accounting controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting.

(q)    At the Closing Date, the MHC will be duly chartered and validly existing as a mutual holding company in good standing under the laws of the United States with corporate power and authority to own its property and conduct its business as described in the Prospectus.

(r)    Each of the Federal Savings Bank Parties carries, or is covered by, insurance in such amounts and covering such risks as are reasonably prudent and customary in the business in which they are engaged, and all policies of insurance insuring the Federal Savings Bank Parties are in full force and effect. Each Federal Savings Bank Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No Federal Savings Bank Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(s)    The Bank has been duly organized and is a validly existing federal savings bank in the mutual form of organization and upon the Reorganization will become a wholly owned subsidiary of the Company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of Boston (the “FHLB-Boston”), or as would not be material to the operations of the Bank. Upon completion of the Reorganization, (i) all of the outstanding capital stock of the Bank will be duly authorized, validly issued, fully paid and non-assessable, and owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind and (ii) the Company will have no direct subsidiaries other than the Bank. The Reorganization will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-Offering, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, the MHC Regulations, the Control Act Regulations or letters or orders of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the SEC, the Federal Reserve, the OCC and the FDIC, if any, will have been complied with by the Federal Savings Bank Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(t)    Except as described in the Prospectus, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any Federal Savings Bank Party (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(u)    The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither the Bank nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(v)    Upon completion of the Reorganization, the authorized capital stock of the Stock Bank will consist of 19,000,000 shares of common stock, par value $0.01 per share (the “Bank Common Stock”) and 1,000,000 shares of serial preferred stock, par value $0.01 per share (the “Bank Preferred Stock”), of which 100 shares of Bank Common Stock and no shares of Bank Preferred Stock will be issued and outstanding upon completion of the Reorganization; no additional shares of Bank Common Stock will be issued upon completion of the Reorganization.

(w)    The Bank is a member of the FHLB-Boston. The deposit accounts of the Stock Bank are insured by the FDIC up to the maximum limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened.

(x)    Upon completion of the Reorganization, the authorized capital stock of the Company will consist of 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Upon completion of the Reorganization and the contribution of the Foundation Shares, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Company); the Shares and the Foundation Shares will have been duly and validly authorized for issuance and, with respect to the Shares when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued, fully paid and non-assessable, and with respect to the Foundation Shares, when contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable and, in each case, owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim asserted by the Federal Savings Bank Parties. Upon consummation of the Reorganization, there will be no outstanding warrants or options to purchase any securities of the Company. The Shares and the Foundation Shares will have been issued in compliance with federal and state securities laws and will conform in all material respects to the description of the Shares and the Foundation Shares contained in the Prospectus. The issuance of the Shares and Foundation Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan. Upon issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants, or the Foundation, as applicable.

(y)    None of the Federal Savings Bank Parties is or at the Closing Date will be (i) in violation of their respective charters or bylaws, as applicable or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would be reasonably expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) violate or conflict with the charter or bylaws or other governing documents of any of the Federal Savings Bank Parties; (ii) conflict with, or constitute a breach of or default under, any material contract, lease or other instrument to which any of the Federal Savings Bank Parties is a party or by which any of the properties of the Federal Savings Bank Parties may be bound, or any applicable law, rule, regulation or order, except for such violations, conflicts, breaches or defaults that would not individually or in the aggregate result in a Material Adverse Effect; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Federal Savings Bank Parties, except for such violations which would not be reasonably expected to have a Material Adverse Effect; or (iv) result in the creation of any lien, charge or encumbrance upon any property of the Federal Savings Bank Parties, except for such liens, charges or encumbrances that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(z)    All documents made available to or delivered or to be made available to or delivered by the Federal Savings Bank Parties or their representatives in connection with the issuance and sale of the Shares and the contribution of the Foundation Shares, including records of account holders and borrowers of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Federal Savings Bank Parties or their representatives, to the knowledge of the Federal Savings Bank Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(aa)    No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Federal Savings Bank Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Federal Savings Bank Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would be reasonably expected to have a Material Adverse Effect, and such agreements are in full force and effect; and no other party to any such agreement has instituted or, to the knowledge of any of the Federal Savings Bank Parties, threatened any action or proceeding wherein any of the Federal Savings Bank Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Federal Savings Bank Parties, would be reasonably expected to have a Material Adverse Effect.

(bb)    The Federal Savings Bank Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the Federal Savings Bank Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus, the pledging of assets to secure advances from the FHLB-Boston, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the Federal Savings Bank Parties, taken as a whole, including those described in the Registration Statement or Prospectus, are in full force and effect.

(cc)    None of the Federal Savings Bank Parties are in violation of any directive from the OCC, the FDIC, the Federal Reserve, or the Commission, or any other agency, to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the FDIC, the Federal Reserve or the Commission); the Federal Savings Bank Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC and the FDIC), except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Federal Savings Bank Parties, threatened, which might materially and adversely affect the Reorganization, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which might be reasonably expected to result in a Material Adverse Effect.

(dd)    Prior to the Closing Date, the Federal Savings Bank Parties will have received the opinion of their special counsel, Luse Gorman, PC, with respect to the federal income tax consequences of the Reorganization and the opinion of Baker Newman & Noyes LLC with respect to the New Hampshire income tax consequences of the Reorganization; all material aspects of the opinions of Luse Gorman, PC and Baker Newman & Noyes LLC are accurately summarized in the Registration Statement and Prospectus, and the facts upon which such opinions are based are truthful, accurate and complete, and none of the Federal Savings Bank Parties will intentionally take any action inconsistent therewith.

(ee)    The Federal Savings Bank Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect, and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Federal Savings Bank Parties in connection with the execution and delivery of this Agreement by the Federal Savings Bank Parties or with the issuance, sale or contribution by the Company of the Shares and the Foundation Shares.

(ff)    No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Federal Savings Bank Parties of this Agreement, or the issuance of the Shares and the Foundation Shares, except for the approvals of the Federal Reserve, the FDIC, the OCC and the Commission, such approvals as may be required under the rules of FINRA or the NASDAQ Stock Market LLC (the “NASDAQ”), and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(gg)    None of the Federal Savings Bank Parties has: (i) issued any securities within the last 18 months except for (a) notes to evidence Bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued with respect to the initial capitalization of the Company; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the Federal Savings Bank Parties in connection with the Offering or the offering of shares of the Common Stock of the Company, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(hh)    To the knowledge of the Federal Savings Bank Parties, the Federal Savings Bank Parties have not made any payment of funds of the Federal Savings Bank Parties as a loan to any person for the purchase of Shares, except for the Company’s loan to the employee stock ownership plan, the proceeds of which may be used to purchase Shares, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(ii)    The Federal Savings Bank Parties are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any governmental authority pending or, to the knowledge of the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder.

(jj)    All Sales Information (as defined in Section 12(a)) used by the Federal Savings Bank Parties in connection with the Offering that is required by the Federal Reserve, the OCC, the FDIC or the SEC to be filed has been filed with the Federal Reserve, the OCC, the FDIC or the SEC, as applicable.

(kk)    None of the Federal Savings Bank Parties nor any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of any of the Federal Savings Bank Parties, threatened relating to the liability of any property owned or operated by any of the Federal Savings Bank Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, whether by type or by quantity, including any material containing any such substance as a component.

(ll)    The Federal Savings Bank Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Federal Savings Bank Parties’ Intellectual Property”). The Federal Savings Bank Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Federal Savings Bank Parties is unenforceable or invalid. To the Federal Savings Bank Parties’ knowledge, no Federal Savings Bank Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Federal Savings Bank Parties’ Intellectual Property. No person has asserted in writing, or to the Federal Savings Bank Parties’ knowledge, threatened to assert any claim against, or notified, the Federal Savings Bank Parties that (i) the Federal Savings Bank Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) the Federal Savings Bank Parties are in breach or default of any contract under which any of the Federal Savings Bank Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Federal Savings Bank Parties’ Intellectual Property. To the knowledge of each Federal Savings Bank Party, no third party is infringing or otherwise violating any of the Federal Savings Bank Parties’ Intellectual Property.

(mm)    The Federal Savings Bank Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization.

(nn)    The records used by the Federal Savings Bank Parties to determine the identity of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(oo)    None of the Federal Savings Bank Parties is required to be registered as an investment company under the Investment Company Act of 1940.

(pp)    Any certificates signed by an officer of any of the Federal Savings Bank Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Federal Savings Bank Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(qq)    No Federal Savings Bank Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Federal Savings Bank Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Federal Savings Bank Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Federal Savings Bank Parties and (iv) all Employee Plans of the Federal Savings Bank Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Federal Savings Bank Parties, threatened claims by or on behalf of any Employee Plan of the Federal Savings Bank Parties, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(rr)    No Federal Savings Bank Party or, to their knowledge, any director, officer, agent, employee or affiliate of any Federal Savings Bank Party is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)    To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(tt)    As of the date hereof and as of the Closing Date, except as described in the Prospectus, no Federal Savings Bank Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the FDIC or the Federal Reserve of a proposal to increase the minimum capital requirements of a Federal Savings Bank Party) or has adopted any board resolutions at the request of, any regulatory authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any Federal Savings Bank Party been advised by any regulatory authority that such regulatory authority is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of the Company or the Bank that would be reasonably expected to result in a Material Adverse Effect.

(uu)    The Company has submitted or will have submitted prior to Closing Date all notices required to consummate the Reorganization and to have the Shares and the Foundation Shares listed on the Nasdaq Capital Market effective as of the Closing Date or the next trading date after the Closing Date.

(vv)    At or prior to the Closing Date, the Company will have filed a Form 8-A for the Common Stock to be registered under Section 12(b) of the Exchange Act.

(ww)    Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed, or which has constituted or which would be expected, to cause or result in any unlawful stabilization or manipulation of the price of the Common Stock.

(xx)     No relationship, direct or indirect, exists between or among any Federal Savings Bank Party, on the one hand, and the directors, officers, shareholders, customers or suppliers of such Federal Savings Bank Party, on the other, that is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement or Prospectus and that is not so described.

(yy)    Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(zz)    As of the Closing Date the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission thereunder, and the NASDAQ corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the NASDAQ corporate governance rules that will become effective in the future upon their effectiveness.

(aaa)    All of the loans represented as assets of the Federal Savings Bank Parties in the Registration Statement or Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not be reasonably expected to have a Material Adverse Effect.

(bbb)    To the Federal Savings Bank Parties’ knowledge, there are no affiliations or associations between the Agent and any of the Federal Savings Bank Parties’ officers or directors.

(ccc)    The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman, PC.

(ddd)    The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 238.2 as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no regulatory approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those obtained from the Federal Reserve; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Company and the Bank on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares. The Foundation Shares have been registered under the 1933 Act pursuant to the Registration Statement.

Section 7.    Representations and Warranties of the Agent. The Agent represents and warrants to the Federal Savings Bank Parties that:

(a)    The Agent is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of New Hampshire and all states in which the Shares will be offered for sale with full power and authority to provide the services to be furnished to the Federal Savings Bank Parties hereunder.

(b)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Section 12 and Section 13 hereof may, with respect to the Agent, be unenforceable as against public policy).

(c)    Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)    The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e)    No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)    No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending or, to the knowledge of Agent, threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

(g)    To the Agent’s knowledge, there are no affiliations or associations between the Agent and any of the Federal Savings Bank Parties’ officers or directors.

(h)    The Agent has received the written non-objection of FINRA with respect to the compensation set forth in Section 4 of this Agreement.

Section 8.    Covenants of the Federal Savings Bank Parties.

The Federal Savings Bank Parties hereby jointly and severally covenant with the Agent as follows:

(a)    The Company will not, at any time after the date the Registration Statement is initially filed, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel a reasonable opportunity to review and comment on such amendment or supplement. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Company’s responses thereto.

(b)    The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agent, will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

(c)    If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent that any use of such Permitted Free Writing Prospectus shall cease until it is amended or supplemented, and the Company will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)    The Federal Savings Bank Parties will not, at any time after the date any Application is approved, file any amendment or supplement to any Application without providing the Agent and its counsel a reasonable opportunity to review and comment on the non-confidential portions of such amendment or supplement. The Federal Savings Bank Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the Federal Reserve, the OCC, the FDIC and the SEC with respect to the Applications and the Federal Savings Bank Parties’ responses thereto.

(e)    The Federal Savings Bank Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the MHC Notice and/or the Holding Company Application to be approved by the Federal Reserve, any post-approval amendment to the OCC Applications to be approved by the OCC and any post-approval amendment to the FDIC Application to be approved by the FDIC and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) of the receipt of any comments from the Federal Reserve, the FDIC, the OCC or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (iii) of any request by the Commission, the Federal Reserve, the FDIC, the OCC or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (iv) of the issuance by the Commission, Federal Reserve, or any other governmental agency of any order or other action suspending the Offering or the use of the Prospectus, or the threat of any such action; or (v) of the issuance by the Commission or any other state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Federal Savings Bank Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the Federal Reserve or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Federal Savings Bank Parties will provide copies of the foregoing comments, requests and orders to the Agent upon receipt of such items.

(f)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(g)    The Federal Savings Bank Parties will deliver to the Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: the Applications, as originally filed and each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Federal Savings Bank Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(h)    The Federal Savings Bank Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the 1933 Act Regulations, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i)    The Federal Savings Bank Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby, imposed by the Commission, the Federal Reserve, the OCC, the FDIC, the MHC Regulations or the Control Act Regulations, and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, and during such time period the Federal Savings Bank Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the Commission, the Federal Reserve, the OCC, the FDIC, the MHC Regulations or the Control Act Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Company will comply in all material respects with all undertakings contained in the Registration Statement.

(j)    The Company will prepare the Prospectus in a form approved by the Agent that complies in all material respects with the 1933 Act and the 1933 Act Regulations and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the date such Prospectus is first used.

(k)    During any period when the Prospectus is required to be delivered, each of the Federal Savings Bank Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Federal Savings Bank Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Federal Savings Bank Parties will, at their expense, prepare, file with the Commission and the Federal Reserve (after a reasonable time for review by counsel for the Agent), and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Federal Savings Bank Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(l)    Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares and the Foundation Shares, to the extent applicable, for offering and sale or to exempt such Shares and Foundation Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salespersons or agents in any jurisdiction. In each jurisdiction where any of the Shares or Foundation Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification.

(m)    The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of their capital stock or securities convertible into or exercisable for shares of their capital stock, without the Agent’s prior written consent other than the Shares and the Foundation Shares or in connection with any plan or arrangement described in the Prospectus.

(n)    The Federal Savings Bank Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(o)    The Federal Savings Bank Parties will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the MHC Regulations, the 1933 Act and the 1933 Act Regulations, and the laws of any state in which the Shares are qualified for sale.

(p)    On or prior to the Closing Date, the Company shall register its Common Stock under Section 12(b) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Capital Market and, once listed on the Nasdaq Capital Market, to comply with all applicable listing standards required by NASDAQ.

(q)    During the period during which Shares are registered under the 1934 Act, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, changes in shareholders’ equity, and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act). During the period of three years from the date hereof, the Company will furnish to the Agent unless available on the Commission’s EDGAR system: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to shareholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release, and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Federal Savings Bank Parties as the Agent may reasonably request.

(r)    The Company will maintain appropriate arrangements for depositing with the Bank all funds received from persons submitting subscriptions for or orders to purchase Shares in the Offering, on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)    Each of the MHC and the Company will register as a savings and loan holding company under HOLA.

(t)    The Federal Savings Bank Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rules 5130 and 5131 of FINRA.

(u)    Until the Closing Date, the Federal Savings Bank Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OCC, the FDIC and the Federal Reserve.

(v)    The Federal Savings Bank Parties will not amend the Plan without notifying the Agent prior thereto.

(w)    The Federal Savings Bank Parties will take all actions necessary to ensure that, immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed on the Federal Savings Bank Parties by the Federal Reserve, the OCC, the FDIC, the Commission, or any other governmental authority, if any, shall have been complied with by the Federal Savings Bank Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(x)    The Bank shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(y)    Prior to the Closing Date, the Federal Savings Bank Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(z)    The Company will not deliver the Shares or the Foundation Shares until the Federal Savings Bank Parties have satisfied or caused to be satisfied each condition set forth in Section 11 hereof, unless such condition is waived in writing by the Agent.

(aa)    Prior to the Closing Date, the Plan and the contribution to the Foundation shall have been approved by the Members of the Bank in accordance with the Plan and the MHC Regulations and the applicable provisions, if any, of the Bank’s charter and bylaws.

(bb)    Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Federal Savings Bank Parties will: (i) issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) enter into any transaction which is material in light of the business and properties of the Federal Savings Bank Parties, taken as a whole.

(cc)    The facts and representations provided to Luse Gorman, PC by the Company and upon which Luse Gorman, PC will base its opinion under Section 11(c)(1) of this Agreement are and will be truthful, accurate and complete.

(dd)    Other than as permitted by the MHC Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Federal Savings Bank Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (as defined in Section 12 hereof) that has been filed with the Registration Statement and MHC Notice and authorized for use by the SEC and the Federal Reserve. The Sales Information will not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(ee)    The Company will report the use of proceeds of the Offering in accordance with Rule 463 of the 1933 Act Regulations.

(ff)    Until the completion of all actions required in connection with the Reorganization and this Agreement, the Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(gg)    The Company shall notify the Agent when funds shall have been received from the minimum number of Shares set forth in the Prospectus.

(hh)    The Federal Savings Bank Parties shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Federal Savings Bank Parties will take no action which may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status; and none of the Federal Savings Bank Parties will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

Section 9.    Covenants of The Agent. The Agent hereby covenants with the Federal Savings Bank Parties as follows:

(a)    During the Offering, the Agent shall comply, in all material respects, with all requirements imposed upon it by the Federal Reserve and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Offering.

(b)    The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the MHC Regulations, the 1933 Act and the 1933 Act Regulations.

Section 10.    Payment of Expenses. Whether or not the Reorganization is completed or the sale and issuance of the Shares by the Company is consummated, the Federal Savings Bank Parties will pay for all their expenses incident to the performance of this Agreement customarily borne by issuers, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to the Agent’s fairness filing under FINRA Rule 5310; (e) fees and expenses related to the preparation of the Appraisal; (f) fees and expenses related to auditing and accounting services; (g) expenses relating to advertising, temporary personnel, investor meetings and stock information center; (h) transfer agent fees and costs of preparation and distribution of stock certificates; and (i) any fees or expenses associated with listing on NASDAQ. In the event that the Agent incurs any expenses on behalf of the Federal Savings Bank Parties, the Federal Savings Bank Parties will pay or reimburse the Agent for such expenses regardless of whether the Reorganization is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 4 above.

Section 11.    Conditions to the Agent’s Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Federal Savings Bank Parties herein contained are, at and as of the commencement of the Offering and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct in all material respects (except to the extent such representations or warranties are qualified as to materiality, in which case they shall be true and correct in all respects), the condition that the Federal Savings Bank Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)    At the Closing Date, the Federal Savings Bank Parties shall have conducted the Reorganization and the establishment of and contribution to the Foundation of the Foundation Shares in all material respects in accordance with the Plan, the MHC Regulations, the Control Act Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the Federal Reserve, the OCC, the FDIC, and the Commission or any other government authority.

(b)    The Registration Statement shall have been declared effective by the Commission and the Applications shall have been approved by the Federal Reserve, the OCC and the FDIC, as applicable, as of the date of this Agreement and, at the Closing Date, no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the Commission or any regulatory authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued, or proceedings therefor initiated or, to the knowledge of the Federal Savings Bank Parties, threatened by the Federal Reserve, the Commission, the OCC or the FDIC or any other regulatory authority. The Shares and the Foundation Shares shall have been registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(c)    At the Closing Date, the Agent shall have received:

(1)    The opinion, dated as of the Closing Date and addressed to the Agent and for its benefit and upon which Agent’s counsel may rely for purposes of delivering its legal opinion (if any), of Luse Gorman, PC, in form and substance reasonably satisfactory to the Agent and counsel for the Agent, to the effect as attached hereto as Exhibit A.

(2)    In addition, such counsel shall state in a separate letter that during the preparation of the Registration Statement, the Prospectus, and the Applications, they participated in conferences with certain officers of, the independent public accountants for, and other representatives of, the Federal Savings Bank Parties, at which conferences the contents of the Registration Statement, the Prospectus, the Proxy Statement and the Applications and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement, the Prospectus, the Proxy Statement and the Applications, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Federal Savings Bank Parties), nothing has come to their attention that would lead them to believe that the Registration Statement, the Prospectus, the Proxy Statement or any of the Applications, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)    Concurrently with the execution of this Agreement, the Agent shall receive a letter from Baker Newman & Noyes LLC dated the date hereof and addressed to the Agent, such letter (i) confirming that Baker Newman & Noyes LLC is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and the PCAOB, and stating in effect that in the opinion of Baker Newman & Noyes LLC, the consolidated financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank and from which the “Recent Developments” information included in the Prospectus was derived, a reading of the minutes of the meetings of the Board of Directors of the Bank and Audit Committee thereof and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such “Recent Developments” information included in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) except as stated in such letter, during the period from the date of the recent developments financial information included in the “Recent Developments” section of the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), non-performing loans or special mention loans (as to non-performing and special mention loans, at the most recent month-end only), decrease in the deposits, total assets, total loans, the allowance for loan losses or equity compared to the latest unaudited income statement, or there was any decrease in total interest income, net interest income, net interest income after the provision for loan losses, income (loss) before income taxes, or net income (loss) of the Bank for the period commencing immediately after the period covered by the latest unaudited income statement and ended at the most recent month-end as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (d), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Bank from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(e)    At the Closing Date, the Agent shall receive a letter from Baker Newman & Noyes LLC dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered pursuant to Section 11(d), the “specified date” referred to in clause (ii)(B) thereof to be a date specified in the letter required by this subsection (e) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(f)    At or prior to Closing Date, counsel to the Agent shall have been furnished with such documents as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Shares and the contribution of the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(g)    At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Federal Savings Bank Parties, dated the Closing Date, to the effect that:

(i)    they have examined the Registration Statement and at the time the Registration Statement became effective, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)    there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Prospectus;

(iii)    the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date (subject to the standard set forth in the introductory paragraph of this Section 11);

(iv)    the Federal Savings Bank Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 11;

(v)    no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body;

(vi)    no order suspending the Offering, the Reorganization, the acquisition of all outstanding capital stock of the Bank by the Company, the acquisition of a controlling interest in the Company by the MHC, or the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for any such purpose have been initiated or threatened by the Federal Reserve, the Commission, the OCC, the FDIC or any other federal or state authority; and

(vii)    to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve, the FDIC or the OCC in approving the Applications or to enjoin the Reorganization.

(h)    At the Closing Date, the Agent shall receive a letter from Feldman Financial Advisors, Inc., dated as of the Closing Date:

(i)    confirming that said firm is independent of the Federal Savings Bank Parties and is experienced and expert in the area of corporate appraisals,

(ii)    stating in effect that the Appraisal complies in all material respects with the applicable requirements of the MHC Regulations, and

(iii)    further stating that its opinion of the aggregate pro forma market value of the Federal Savings Bank Parties expressed in the Appraisal as most recently updated, remains in effect.

(i)    None of the Federal Savings Bank Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth in the Registration Statement and Prospectus, that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(j)    Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings or business of any of the Federal Savings Bank Parties independently, or the Federal Savings Bank Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

(k)    At or prior to the Closing Date, (i) a copy of the letter from the Federal Reserve approving the MHC Notice, including the establishment of the Foundation; (ii) a copy of the letter from the Federal Reserve approving the Holding Company Application; (iii) a copy of the letter from the OCC approving the OCC Applications; (iv) a copy of the letter from the FDIC approving the FDIC Application; (v) a copy of the order from the Commission declaring the Registration Statement effective, if available; (vi) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vii) a certificate from the FHLB-Boston evidencing the Bank’s membership therein; (viii) a certified copy of each of the Company’s, the Bank’s and the MHC’s Charter and Bylaws, as applicable; and (ix) any other documents that the Agent shall reasonably request.

(l)    At the Closing Date, the Shares and the Foundation Shares shall have been approved for listing on the Nasdaq Capital Market.

(m)    Subsequent to the date hereof, there shall not have occurred any of the following:

(i)    a suspension or limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ, or in the over-the-counter market, or quotations halted generally on the OTC Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts;

(ii)    a general moratorium on the operations of federally insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally insured financial institutions declared by either federal or state authorities; or

(iii)    a material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

(n)    Prior to and at the Closing Date, none of the Federal Savings Bank Parties will have received from the Federal Reserve, the OCC, or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent).

(o)    All such opinions, certificates, letters and documents delivered pursuant to this Section 11 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of any Federal Savings Bank Party and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Federal Savings Bank Party to the Agent as to the statements made therein.

Section 12. Indemnification.

(a)    The Federal Savings Bank Parties jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, and their respective partners, officers, directors, agents, attorneys, servants, employees, successors and assigns (each, a “Related Person”), against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of its Related Persons may suffer or to which the Agent or any of its Related Persons may become subject under all applicable federal and state laws or otherwise, and reasonably related to or arising out of the Reorganization or the Offering or the engagement of the Agent pursuant to, or the performance by the Agent of, the services contemplated by this Agency Agreement, and to promptly reimburse the Agent or any of its Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel according to normal hourly rates) incurred by the Agent or any of its Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document executed by any of the Federal Savings Bank Parties or based upon written information supplied by any of the Federal Savings Bank Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or the Foundation Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Federal Savings Bank Parties with its consent or based upon information furnished by or on behalf of any of the Federal Savings Bank Parties, in order to qualify or register the Shares or the Foundation Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Shares, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities, expenses or actions (i) arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Reorganization made in reliance upon and in conformity with information furnished to the Federal Savings Bank Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in such documents or (ii) are attributable to the gross negligence, willful misconduct or bad faith of the Agent. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus under the captions “The Reorganization and Offering—Plan of Distribution and Marketing Arrangements” and “—Procedure for Purchasing Shares—Using Retirement Account Funds.” Provided further, that the Federal Savings Bank Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result from material oral misstatements by the Agent to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Federal Savings Bank Parties any amounts advanced to it by the Federal Savings Bank Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)    The Agent agrees to indemnify and hold harmless the Federal Savings Bank Parties and their Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which the Federal Savings Bank Parties or any of their Related Persons, may suffer or to which the Federal Savings Bank Parties or any of their Related Persons, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Federal Savings Bank Parties and their Related Persons upon written demand for any reasonable expenses (including reasonable out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 12(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Federal Savings Bank Parties by the Agent or its representatives (including counsel) expressly for use in such documents. As of the date of this Agreement, the only such information about the Agent provided for such use is contained in the Prospectus under the captions “The Reorganization and Offering – Plan of Distribution and Marketing Arrangements” and “—Procedure for Purchasing Shares—Using Retirement Account Funds.”

(c)    Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 12, Section 13 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the Federal Savings Bank Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that the indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim.

(d)    The agreements contained in this Section 12 and in Section 13 hereof and the representations and warranties of the Federal Savings Bank Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Federal Savings Bank Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Federal Savings Bank Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, Section 12 and Section 13 hereof are subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 13.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Federal Savings Bank Parties or the Agent, the Federal Savings Bank Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Federal Savings Bank Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to Assisting Brokers, bears to the total proceeds received by the Federal Savings Bank Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the Federal Savings Bank Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 12 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits received by the Federal Savings Bank Parties on the one hand and the Agent on the other from the Offering, but also the relative fault of the Federal Savings Bank Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Federal Savings Bank Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent’s fees, net of all expenses of the Offering, received by the Federal Savings Bank Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Federal Savings Bank Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Federal Savings Bank Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Federal Savings Bank Parties and the Agent under this Section 13 and under Section 12 shall be in addition to any duties, obligations and liabilities which the Federal Savings Bank Parties and the Agent may otherwise have. For purposes of this Section 13, each of the Agent’s and the Federal Savings Bank Parties’ officers, directors and controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Federal Savings Bank Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 13, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 13. Notwithstanding anything to the contrary in this Agreement, none of the Federal Savings Bank Parties shall provide any contribution under this Agreement to the extent prohibited by applicable securities and banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 14.    Survival.

(a)    All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Federal Savings Bank Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Federal Savings Bank Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Federal Savings Bank Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

(b)    The provisions of Paragraph 5 of the Engagement Letter, “Additional Services,” shall survive the issuance of the Shares (but not any termination or cancellation of this Agreement) for a period of three (3) years, and any legal representative, successor or assign of the Agent and any of the Federal Savings Bank Parties shall be entitled during such period to the benefit of the agreements contained therein.

Section 15.    Termination.

(a)    The Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(i)    In the event (a) the Plan is abandoned or terminated by the Company; (b) the Company fails to consummate the sale of the minimum number of Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the MHC Regulations and applicable law; or (c) immediately prior to commencement of the Offering, the Agent terminates this relationship because such material adverse changes in the condition of the Federal Savings Bank Parties or the prospective market for the Common Stock as in the Agent’s good faith opinion would make it inadvisable to proceed with the Offering, sale or delivery of the Shares, this Agreement shall terminate and the Federal Savings Bank Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 2 hereof, and any such termination shall be without liability of any party to any other party except as otherwise provided in Section 2, Section 4, Section 10, Section 12, Section 13 and Section 14 hereof.

(ii)    If any of the conditions specified in Section 11 hereof shall not have been fulfilled when and as required by this Agreement or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Section 4(a) and Section 10 (relating to the reimbursement of expenses) and Section 12, Section 13, and Section 14 hereof.

(iii)    If the Agent elects to terminate this Agreement as provided in this Section 15(a), the Federal Savings Bank Parties shall be notified by the Agent as provided in Section 16 hereof.

(iv)    If this Agreement is terminated in accordance with the provisions of this Section 15(a), the Agent shall retain the advisory and management fee paid to it pursuant to Section 4(a) and the Federal Savings Bank Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Sections 4 and 10, including, without limitation, communication, legal and travel expenses.

(b)    Either the Agent or the Federal Savings Bank Parties may terminate this Agreement in the event any of the Federal Savings Bank Parties (in the event of a termination initiated by the Agent) or the Agent (in the event of a termination initiated by the Federal Savings Bank Parties) is in material breach of the representations and warranties or covenants in this Agreement and such breach has not been cured within 15 days after the party initiating termination provides written notice of such breach to the breaching party. If this Agreement is terminated by the Agent under circumstances that would permit termination under Section 15(a) of this Agreement, then the provisions of Section 15(a) shall apply, regardless of whether this Agreement could also be terminated by the Agent under this Section 15(b).

(c)    This Agreement may be terminated by the mutual written consent of the parties hereto.

Section 16.    Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 70 West Madison Street, Suite 2401, Chicago, Illinois 60602, Attention: Patricia McJoynt (with copies to Breyer & Associates PC, 8180 Greensboro Drive, Suite 785, McLean, Virginia 22102, Attention: John F. Breyer, Jr. and to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Chief Counsel – Investment Banking), and, if sent to the Federal Savings Bank Parties, shall be mailed, delivered or telegraphed and confirmed to the Company, the MHC, and the Bank at Federal Savings Bank, 633 Central Avenue, Dover, New Hampshire 03820, Attention: James R. Brannen, President and Chief Executive Officer (with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, DC 20015, Attention: Victor L. Cangelosi, Esq.).

Section 17.    Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Federal Savings Bank Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 12 and Section 13 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties pertaining to the subject matter hereof, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties (except for specific references to the Engagement Letter and Conversion Agent Engagement Letter) and may not be varied except in writing signed by all the parties.

Section 18.    Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 19.    Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 20.    Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. A facsimile or PDF copy of an executed signature page shall be deemed to be an original signature page.

[Remainder of page intentionally blank. Signatures follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

First Seacoast Bancorp, MHC (a Federal corporation in organization)		First Seacoast Bancorp (a Federal corporation in organization)

By	Its Authorized Representative:	By	Its Authorized Representative:

	/s/ James R. Brannen		/s/ James R. Brannen
Name:	James R. Brannen	Name:	James R. Brannen
Title:	President and Chief Executive Officer		President and Chief Executive Officer

Federal Savings Bank

By	Its Authorized Representative:

/s/ James R. Brannen
Name:	James R. Brannen
Title:	President and Chief Executive Officer

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By	Its Authorized Representative:

/s/ Patricia A. McJoynt
Name:	Patricia A. McJoynt
Title:	Managing Director

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